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                                                            EXHIBIT 21


                           Subsidiaries of the Company

     The following are the Company's primary subsidiaries (including state of organization) and percentage of ownership:


     1.   Sparks Exhibits Holding Corporation            (Delaware)       100%
     2.   Sparks Exhibits & Environments Corp.           (Pennsylvania)   100%
     3.   Sparks Exhibits & Environments Inc.            (Georgia)        100%
     4.   Sparks Exhibits & Environments, Ltd.           (California)     100%
     5.   Sparks Exhibits & Environments, Incorporated   (Florida)        100%
     6.   DMS Store Fixtures LLC                         (Pennsylvania)   100%
     7.   Sparks Productions, Ltd.                       (California)     100%
     8.   Abex Display Systems, Inc.                     (California)      25%
     9.   Sparks Europe, B.V.                            (Netherlands)     25%
    10.   Abex Display UK Ltd.                           (United Kingdom)  20%